Exhibit 10.3.2.2

ASSIGNMENT OF MEMBERSHIP INTEREST

THIS ASSIGNMENT OF MEMBERSHIP INTEREST (this “Assignment”) is made as of this 5th day of February, 2004 (the “Effective Date”), by and between D. LEE McCREARY, JR. (“Assignor”) and ELDERTRUST OPERATING LIMITED PARTNERSHIP, a Delaware limited partnership (“Assignee”).

WHEREAS, Assignor is the sole member of CABOT ALF, L.L.C., a Delaware limited liability company (the “Company”), pursuant to that certain Operating Agreement of Limited Partnership of Cabot ALF, L.L.C. dated as of October 23, 1998 (the “Operating Agreement”); and

WHEREAS, pursuant to that Option Agreement between Assignor and Assignee (the “Option Agreement”), dated September 25, 2002, Assignor granted to Assignee an option to purchase Assignor’s membership interest as the sole member of the Company (the “Membership Interest”); and

WHEREAS, Assignee has exercised its option to purchase Assignee’s Membership Interest; and

WHEREAS, Massachusetts Housing Finance Agency has been obtained in accordance with the terms of the Option Agreement and the parties wish to effect the transfer of Assignor’s Membership Interest to Assignee in accordance with the terms of the Option Agreement and as set forth below;

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Assignor hereby assigns to Assignee, and Assignee hereby accepts from Assignor, all of the Membership Interest, together with all of Assignor’s right, title and interest as the sole member of the Company under the Operating Agreement, under any other documents related to the Membership Interest or under applicable law and in and to any and all of (a) the Company’s assets, and (b) any and all of Assignor’s other rights under the Operating Agreement.

2. On the Effective Date, for and in consideration of the assignment to Assignee pursuant to paragraph 1 above, Assignee shall pay to Assignor a purchase price in the amount of Seventeen Thousand Three Hundred Two and 53/100 dollars ($17,302.53) in cash by wire transfer, certified or bank check, or delivery of other immediately available funds.

3. To induce the Assignee to enter into this Assignment and to accept the assignment of the Membership Interest, Assignor hereby represents and warrants to Assignee that Assignor owns the Membership Interest, free and clear of all security interests, liens, adverse claims, pledges, options, rights of first refusal, limitations on voting rights, charges and any other encumbrances of any nature whatsoever.

4. Assignee hereby is admitted as the sole member of the Company and shall have all the rights, obligations and responsibilities of the sole member arising or accruing after the date hereof under the Operating Agreement granted to the sole member. Any references to the sole member or the “Member” in the Operating Agreement with respect to the period from and after the date hereof shall be deemed to mean Assignee as admitted to the Company hereunder.

5. Assignee hereby accepts the rights, responsibilities and obligations of the sole member arising or accruing after the date hereof under the Operating Agreement and agrees to assume and to be bound by the terms thereof.

6. Assignor hereby agrees to execute any other documents and take any other action as may be commercially reasonable to effectuate the transactions contemplated by this Assignment.

7. This Assignment constitutes the entire agreement of the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and undertakings, both written and oral, between the parties hereto with respect to the subject matter hereof.

8. This Assignment shall bind and inure to the benefit of Assignor and Assignee and their respective successors and assigns.

9. This Assignment shall be governed by the laws of the State of Delaware without giving effect to any choice or conflict of law provision or rule that would cause the application of the laws of any other jurisdiction.

10. This Assignment may be executed in as many counterparts as may be required; and it shall not be necessary that the signatures of, or on behalf of, each party, or that the signatures of all persons required to bind any party, appear on each counterpart; but it shall be sufficient that the signature of; or on behalf of, each party, appear on one or more of the counterparts. All counterparts shall collectively constitute a single agreement.

11. Except as modified herein, all terms, covenants and conditions of the Operating Agreement shall remain in full force and effect. In the event of any conflict between the terms and provisions of the Operating Agreement and this Assignment, this Assignment shall prevail.

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IN WITNESS WHEREOF, Assignor and Assignee have executed this Assignment on the date first written above.

ASSIGNOR:	ASSIGNEE:

/s/ D. Lee McCreary, Jr. D. Lee McCreary, Jr.	ELDERTRUST OPERATING LIMITED PARTNERSHIP, a Delaware limited partnership

	By:	ElderTrust, its general partner

	By:	/s/ Michael R. Walker
	Name:	Michael R. Walker
	Title:	Chairman, Acting President and Chief Executive Officer